FINAL TRANSCRIPT

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Event Date/Time: Jul 28, 2011 / 01:00PM GMT

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Jul 28, 2011 / 01:00PM GMT, RGR - Q2 2011 Sturm Ruger & Co Inc Earnings Conference Call

CORPORATE PARTICIPANTS

 Michael O. Fifer

 Sturm, Ruger & Company, Inc. - President, CEO

 Kevin Reid

 Sturm, Ruger & Company, Inc. - General Counsel

 Tom Dineen

 Sturm, Ruger & Company, Inc. - CFO

CONFERENCE CALL PARTICIPANTS

 Jim Barrett

 C.L. King & Associates - Analyst

 Bret Jordan

 Avondale Partners - Analyst

 Brian Rafn

 Morgan Dempsey Capital - Analyst

 Chris Harrell

 Capco Asset Management - Analyst

 PRESENTATION

Operator

 Good day, ladies and gentlemen, and welcome to the second quarter Sturm, Ruger & Company's, Incorporated Earnings Conference Call. My name is Carol, and I'll be your coordinator for today.

At this time, all participants are in a listen-only mode. We will be facilitating a question and answer session towards the end of this conference.

(Operator Instructions)

As a reminder, ladies and gentlemen, this conference is being recorded for replay purposes. I would now like to turn the presentation over to your host for today's call, Mr. Michael O. Fifer, President and CEO. Sir?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Thank you. Good morning, and welcome to our second quarter conference call at Sturm, Ruger & Company. We would like to start with a reading of the caution on forward-looking statements by Kevin Reid, our General Counsel, and then we'll give you a quick overview of the second quarter, and we can get right into your questions.

 Kevin Reid  - Sturm, Ruger & Company, Inc. - General Counsel

 Thanks, Mike. We want to remind everyone that statements made in the course of this presentation that state the Company's or management's intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including, but not limited to, the Company's reports on Form 10-K for the year ended December 31, 2010, and Form 10-Q for the first and second quarters of 2011. Copies of these documents may be obtained through the Company

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Jul 28, 2011 / 01:00PM GMT, RGR - Q2 2011 Sturm Ruger & Co Inc Earnings Conference Call

at our website at www.ruger.com or from the SEC. Furthermore, management disclaims all responsibility to update forward-looking statements. Mike?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Thank you, Kevin. For the second quarter of 2011, net sales were $79.6 million, and earnings were $0.57 per share. For the corresponding period in 2010, net sales were $64.4 million, and earnings were $0.43 per share.

In the second quarter of 2011, about 34% of sales were from new products, compared to 22% of sales for the second quarter 2010. The definition we use for new products include only the first two years of sales from major product introductions. During the second quarter, we launched the SR1911 pistol, the SR40 compact striker fire pistol, and the single-ten single action revolver.

We're putting up a slide now that shows some history of our quarterly bookings and distributor sell-through numbers, and there are several things to note from the slide. First, the pattern is similar each year, with very strong bookings in the first quarter. This tracks the schedule of distributor shows and the shot show, wherein the independent distributors host retailers and book a lot of business for the coming year from retailers. The distributors then place orders with all of their manufacturers. They typically order far more than they expect to receive or ship within the quarter.

Second, bookings from distributors are generally less than distributors' sell-through to retailers for the rest of the year, with the fewest bookings usually in the third quarter. Third, distributors sell-through to retailers is generally more stable and far less volatile than bookings from distributors. That is the primary reason we give more weight to distributor sell-through than we give to distributor bookings when deciding what to produce in our factories.

This slide shows the National Instant Criminal Background Check Systems background check numbers, known as NICS checks and distributor sell-through data for the past five years. We included annualized 2011 data for comparative purposes. NICS checks have grown steadily and continue to be very strong during the first half of the year. Nonetheless, we have outperformed them. The distributor sell-through data supports our belief (inaudible) the strength of our new products to generate consumer demand for Ruger and to subsequently pull Ruger products through the channel.

Next will be an inventory slide. We are putting up a slide that shows some history of our quarterly finished goods inventory at Ruger and at our independent distributors. Last year at this time, we took a cautious approach to production levels and did our best to match our production levels in the third quarter to distributor sell-through. Consequently, there was not much buildup of inventory.

As we have disclosed during the annual meeting of shareholders and our recent quarterly filings, we plan to take a different approach this year during the third quarter. Our intention is to try to maintain our current production levels for high demand products. In other words, we will try to level load our production sales as much as practical, consistent with letting our folks take some vacation during the summer.

This is a deliberate effort to build inventory in advance of the 2012 distributor show season and the coming presidential election year, when we anticipate strong demand. This inventory build could be as much as $15 million to $25 million at its peak.

We have encouraged the independent distributors to continue buying through the summer, so it's possible that our inventory may not grow that much, but it is also possible that the overall inventory growth, when you combine Ruger and the distributors, may be more significant than it has been in the past couple of years during the third quarter. Remember, we target our lowest inventory levels for when we have fulfilled the distributor show orders, typically late second quarter, and our highest inventory levels, just prior to next year's shows, typically late in the fourth quarter.

During the period covered by this graph, the Company sales have nearly doubled, while the combined inventory is at about one-half of its peak amount. Ruger certainly had too much inventory in the past, but probably does not have enough now. We also feel the distributors do not have enough inventory, especially as consumer demand for our new products has increased. The principle to take away from this slide, however, is that we believe all levels of the channel would benefit from more Ruger inventory, which we hope to encourage during the rest of the year, as we try to position our brand for a successful distributor trade show season in the first quarter of 2012.

During the second quarter, we launched our Million Gun challenge to benefit the NRA. No company in history, to the best of our knowledge, has ever built and shipped one million firearms in one year. We would like to be the first, and we've launched a promotional program to get the consumers behind us for this ambitious program.

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Jul 28, 2011 / 01:00PM GMT, RGR - Q2 2011 Sturm Ruger & Co Inc Earnings Conference Call

Ruger has sold just over 900,000 firearms twice in the past, in 2009 and 2010. The highest previous number was 820,000 in 1994, and as recent as 2007, we shipped only 482,000 firearms. It's a huge jump to get to one million firearms, but we think we have the new products, the production capacity, and the momentum in the marketplace to give it a good try.

Yesterday I met with Wayne LaPierre and Chris Cox, the NRA Executive Vice President and the head of their Institute for Legislative Action, and presented them with our first quarterly donation check of $279,600, representing $1.00 for each Ruger firearm sold in our second quarter. We'll keep you posted on the progress of our Million Gun Challenge each quarter.

During the second quarter, we invested just under $1 million for a minority position in a very innovative company from Vancouver, British Columbia. They have come up with a clever delivery system for nonlethal personal defense sprays, typically known as pepper spray. They will be launching the Ruger branded product line in early August. We are approaching this opportunity as a cross between a venture capital style investment and a licensing opportunity that expands Ruger's brand in the market for personal protection products.

We continue to look for acquisitions, but so far, have not found any appropriate opportunities. It may well be that some limited venture capital style investing in little companies that are operating under the radar of private equity firms will support our strategy of having innovation drive sales and do so in a responsible manner that does not put the Company's balance sheet at risk.

During the second quarter, we generated $11.7 million in cash from operations. As a result, our balance sheet at July 2, 2011, remains very strong. Our cash and equivalents totaled $76.5 million at the end of the quarter, and we have a current ratio of 3.2 to one. We have no debt.

During the second quarter, capital expenditures totaled $3.4 million, with much of that dedicated to machinery and tooling for new products that have not yet been introduced. We expect to invest approximately $15 million for capital expenditures during 2011.

Based on the operating results of the second quarter, we have declared a dividend of $0.142 per share, payable on August 26 to shareholders of record on August 12. I'd like to remind everyone on the call that this dividend is based on operating results, which necessarily vary every quarter, and, therefore, the dividend also varies every quarter. This will be the highest quarterly dividend since we reinstituted it in early 2009. At June 30, 2010, $8 million remains authorized for share repurchases.

Thos are the highlights of the quarter, and now I'd like to respond to your questions about the second quarter. Operator, can we please have the first question?

  QUESTION AND ANSWER

Operator

 Thank you, sir. (Operator Instructions). Your first question comes to you from the line of Jim Barrett of C.L. King & Associates. Jim?

 Jim Barrett  - C.L. King & Associates - Analyst

 Good morning, everyone.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Good morning.

 Jim Barrett  - C.L. King & Associates - Analyst

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Jul 28, 2011 / 01:00PM GMT, RGR - Q2 2011 Sturm Ruger & Co Inc Earnings Conference Call

Mike, aside from the obvious observation you appear to be taking an awful lot of market share, what do you see in your retail visits and your discussions with distributors and retailers as to what is driving the industry currently, and do you peg the industry's growth currently consistent with the adjusted NICS data?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 I think what I've observed would indicate that the NICS checks probably are a reasonable proxy for what is going out there -- going on out there in the overall market. I think everybody was pleasantly surprised in the industry on how well the first quarter did. I think it really exceeded everybody's expectations, because we were still, at that point, two years away from the presidential election. But everybody was pleasantly surprised.

Now, as far as Ruger goes, when I work the counters, what I see overwhelmingly is people coming in to see the new products. They're all excited about Ruger. I really think, over the last five years, we've made a lot of progress from being the gun of choice of a 65 year old to the firearm of choice for a broad demographics of people.

 Jim Barrett  - C.L. King & Associates - Analyst

 Okay. Could you rank order for us the success at this point of your new products, and could you specifically comment on the 1911? I had heard some commentary in the trade that that was on back order and was not widely -- as available as distributors and retailers wanted it to be.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Don't think I can, actually --

 Jim Barrett  - C.L. King & Associates - Analyst

 Okay.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Rank order them, because there's a bunch of different ways to measure them. In terms of which one are they screaming and crying the loudest for, probably the SR1911, but frankly, I'm unlikely to increase capacity for that. I take a very hard look at the return on investment for our new products, and while that one is enormously popular, it probably has the lowest return for capital invested or the longest payback period for capital invested. And so, I'm reluctant to do more, so I think they're just going to have to keep suffering and get them when they can.

 Jim Barrett  - C.L. King & Associates - Analyst

 Okay. Okay. Thank you very much.

Operator

 (Operator Instructions). Gentlemen, your next question comes from the line of Bret Jordan of Avondale Partners. Bret?

 Bret Jordan  - Avondale Partners - Analyst

 Good morning.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

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Jul 28, 2011 / 01:00PM GMT, RGR - Q2 2011 Sturm Ruger & Co Inc Earnings Conference Call

 Good morning.

 Bret Jordan  - Avondale Partners - Analyst

 On the 1911, that is shipping, though? I haven't been able to find it at any channels that I've looked in so far or on the web. Is that -- are they for sale at retail now?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 We have shipped over 5,000. I actually know one guy who found two and was quite excited by it and bought them both immediately, on the spot.

 Bret Jordan  - Avondale Partners - Analyst

 Okay.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 And generally, there's no discussion of price when consumers step to the counter. And this is a funny thing, when you're selling new products. If you have one too many, the whole thing collapses, but if you're short, consumers don't fool around when they get to the counter, and so, retailers love the product.

 Bret Jordan  - Avondale Partners - Analyst

 Okay. And the pepper spray investment. Could you give us a little color as to sort of what the economics around that are and what your participation is?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Well, what we disclosed was we spent just under $1 million to acquire 12%. Probably what we didn't disclose in adequate detail was that there is a licensing agreement. They will be going to market under their own brand, Tornado, but wherever possible, and where it's well received, they'll go out under the Ruger brand, and we will get a licensing fee, in addition to our equity participation in the company.

And because we're sort of right in bed with them, we're giving them a lot of help -- a lot of pro bono help trying to get them going on the program. For example, I'll be at a retailer in Mississippi here in a couple of weeks, and I'm going to make sure that a big part of my pitch is the Tornado pepper spray. But it'll be branded as Ruger, and people will just see it as an extension of firearms, like our LCP and LC9. This is another way to protect yourself -- nonlethal way, and I think it's just a natural kind of line extension for us.

 Bret Jordan  - Avondale Partners - Analyst

 How big a category is that at retail? Just sort of thought about the pepper spray industry.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 I think it's much, much smaller than firearms, and we don't have real good data on it. There's only a few companies participating. I think Mace is the only public one. Everybody else is private. But again, anecdotally, it seemed like a good investment. When we talk to the retailers, I think it's a real good one.

And think about, for example, like, just the incident in that New York hotel. What if we can get hotel chains to arm all their cleaning ladies with a can of pepper spray? I think there's real opportunity out there that's unrecognized.

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 Bret Jordan  - Avondale Partners - Analyst

 Right. And thinking about Q3 inventory build, I've been running hotter -- [I get] running more capacity this year versus last. Do you expect that to be margin accretive, year over year, because you're going to be running with greater efficiency or because you're going to be working harder this year to build it up, are -- should we expect some margin dilution?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 No, I think, assuming that our CFO correctly absorbs cost, it won't have much impact on the margins at all until first quarter of next year, or possibly, late in the fourth quarter, because distributors do like to load up a little bit right before the start of their shows. And so, when that stuff all ships out the door, I think it'll be very helpful to earnings at that point. But I don't see a lot of impact on margin. I mean, these sales are running pretty well, and I don't see anything major coming up.

 Bret Jordan  - Avondale Partners - Analyst

 Okay, great. Thanks.

Operator

 (Operator Instructions). Gentlemen, your next question comes from the line of Brian Rafn of Morgan Dempsey Capital. Brian?

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Good morning, Mike. Tell us a little about -- you were talking about developing some of these mini foundries. How is that going?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Well, just like our new product development, it's often a little bit slow, and we were hoping to get it up and running in May, and, in fact, it was kind of mid July before we really got it turned on. But I was up there on Monday and observed it running, and it's really impressive -- the things it can do. It looks like there's some energy savings. It looks like there's significant lead time savings.

Five years ago, we were probably in the -- as much as six, seven, eight weeks lead time to run a product through the foundry, and now, we're probably half of that. And then, with the mini foundry, we'll probably cut that by at least half again. I mean, we literally could have -- and our goal is to get -- be one week turnaround on items through an investment casting foundry, which I don't think is done anywhere in the world.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay. Okay. Okay. Tell us a little bit about -- you guys have done a great job -- relative to launching new products, very, very robust. Have you been able to cut -- say, in the last three to five years, have you been able to cut the cycle time between concept and specification, engineering drawings, prototyping to final product, or is still about the same?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 It's still agonizingly slow.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay. And so --

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Jul 28, 2011 / 01:00PM GMT, RGR - Q2 2011 Sturm Ruger & Co Inc Earnings Conference Call

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 It's an area for real improvement.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 And what might that be, Mike? 18 months? Two years? What's the kind of development time?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 It's whatever the engineers promise, plus one year.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Plus one year. All right. Okay. Your comments -- you had talked originally about looking for acquisitions that were needle movers or something that was sizeable. Relative to your current comments, are you a little more open, maybe, to a smaller niche ancillary? I don't know -- straps, holsters, gun sites, things that (inaudible)? Might that be something you might look at, then, to broaden out, other than just a gun purchase?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 I think we're pretty flexible, but when you come down to individual parts, we've concluded that, when we've looked at ones like that, that, gee, we could develop a better mousetrap at a fraction of the acquisition cost, and with the Ruger brand, think we could take share. So, I'd be a little surprised if we ended up acquiring a specific gun part manufacturer, like a site manufacturer or a trigger manufacturer. That, probably, would make more sense for us just to invest and do it ourselves.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay. Okay. Okay. Thank you much. Thanks.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Okay, Brian.

Operator

 Okay. We do have a follow-up question next from the line of Bret Jordon of Avondale Partners. Bret?

 Bret Jordan  - Avondale Partners - Analyst

 If you look at the demand out there, and it seems like it's certainly been bolstered by compact carry handguns, how do we look in the tactical business? I mean, are there particular areas of strength? And then, I guess, as you look at what must be some pretty significant market share gains, who do you think the share donors are, or, sort of, what are the highlights, as far as products go?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Last year, at the end of the third quarter, NICS outperformed Ruger's distributor sell through, but from all the field sources of information, it didn't appear that we had actually lost any market share among the new firearms manufacturers. And we concluded that a factor may have been all the brand new tactical weapons that were sold a year before, a lot of them coming back, new in box, as used guns, and that they had actually taken share away from the new guns.

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Jul 28, 2011 / 01:00PM GMT, RGR - Q2 2011 Sturm Ruger & Co Inc Earnings Conference Call

And I think that has pretty much worked its way through the system. Retailers always like new used guns, because they can buy them for $0.50 on the dollar, and so, they get good margin on that stuff. But I think that's kind of worked its way through the system and is less of a factor at this point, and we could still get surprised in third quarter, but I'm -- we're not seeing that to the degree we did just a year ago.

 Bret Jordan  - Avondale Partners - Analyst

 Okay. And then, as far as the compact handgun category still as strong as it was, what would be the trend on that? Is it slowing?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 No.

 Bret Jordan  - Avondale Partners - Analyst

 Okay. What's the dealer feedback on a second Obama term? Is that sort of being viewed as a driver of a second surge if he's going to get more aggressive on Second Amendment as a second term President?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 I usually try not to talk politics with them, but I'll give you a personal opinion. I think half the people in the firearms industry, if asked, would hope he's not President, but then will secretly go out and vote for him again.

 Bret Jordan  - Avondale Partners - Analyst

 Okay. And then, as far as share donors, are there any -- are there imports that you're picking up share from? Is it --?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 I really don't know. I -- that's too hard to say where we're getting it from. I mean, in terms, certainly, of the 380 caliber self-defense firearms, I think everybody and his brother has an entree in that market segment now. So it's getting very, very crowded, and it's really too hard to tell where it's coming from.

 Bret Jordan  - Avondale Partners - Analyst

 Okay. Thanks.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 It may just be the overall market for those kind of guns. It's just growing so fast that everybody's enjoying it.

Operator

 Thank you, Bret. Gentlemen, your next question comes as in a follow-up from Jim Barrett of C.L. King & Associates. Jim?

 Jim Barrett  - C.L. King & Associates - Analyst

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Jul 28, 2011 / 01:00PM GMT, RGR - Q2 2011 Sturm Ruger & Co Inc Earnings Conference Call

 Okay. Thank you. Mike, could you comment on competitive pricing, and to what impact -- it appeared to have no impact on your gross margins or your pricing in the quarter. Could you just comment generally on your own price this year and how it's -- how you've done, given the fact that it looks like price and competition has increased?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Well, as you know, a major competitor last November announced significant across the board price cuts, and they were very specifically targeting Ruger, based on our copies of their handouts that we got, and I think it did have some impact, frankly. We -- when we put through our price increase, I think our weighted average price increase was probably no more than 1%, across the board.

 Jim Barrett  - C.L. King & Associates - Analyst

 Okay.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Some items, a little higher. Some items, no increase at all. So the margin improvement that you see really has come largely from operating efficiencies. Some related to volume, but a lot related to our lean efforts, too. It's quite pervasive through our plants, and at all levels, people are constantly trying to improve.

 Jim Barrett  - C.L. King & Associates - Analyst

 Okay. Terrific. And can you tell me how many new product engineers you've added this year? And, on a related note, understand you're -- expect to spend $15 million on CapEx this year. Based upon your new product pipeline, what does capital expenditures look for -- look like next year?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 I think we've added four and lost one key engineer, so we're up net three.

 Jim Barrett  - C.L. King & Associates - Analyst

 Okay.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 And as far as CapEx, it kind of goes in cycles. Unfortunately, some of the investment we made last year has not even yet been fully utilized, because we've set up some super sales for some new products that are -- remember, I said it takes a year longer than the engineers promised to get us ready?

 Jim Barrett  - C.L. King & Associates - Analyst

 Right.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 So, some of that is probably holding down our spend this year, and looking ahead to our product life cycle, I would expect that CapEx probably would be similar next year. Last year was a bit of an aberration, really.

 Jim Barrett  - C.L. King & Associates - Analyst

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Jul 28, 2011 / 01:00PM GMT, RGR - Q2 2011 Sturm Ruger & Co Inc Earnings Conference Call

 I see.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 I think it was just a little higher than -- I think -- as you see, we've had a good stream of new products. We got a bunch more coming out, but I think that sort of normalized number is probably closer to $15 million than it is to $20 million.

 Jim Barrett  - C.L. King & Associates - Analyst

 Okay. And to give us perspective, you've added a net three engineers. How large is your new product engineering staff?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 What we call chief engineers -- guys who can take a major product and run with it? Probably eight of those guys, and the -- sort of, the next year, the major contributors to a new project, probably 15.

 Jim Barrett  - C.L. King & Associates - Analyst

 Okay.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 The real -- the short answer is it's not enough, and I want more.

 Jim Barrett  - C.L. King & Associates - Analyst

 All righty. Thanks again.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Yes.

Operator

 Gentlemen, your next question comes as a follow-up from Brian Rafn of Morgan Dempsey Capital. Brian?

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Yes, Mike, I missed your opening comments. Did you talk a little bit about military or police sales?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 I did not and usually don't, until you guys force me to. Generally, I think those are high cost to get in the game, very low odds of winning, and if you do win, you probably didn't make any money.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

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Jul 28, 2011 / 01:00PM GMT, RGR - Q2 2011 Sturm Ruger & Co Inc Earnings Conference Call

 Okay.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 And so, therefore, we'll take any that accidentally comes our way, but we're not making a major effort to get it.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay. Okay. Anything on the -- specifically, from a metallurgical standpoint, any cost inflation, relative to sub components?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Really, raw materials.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Right.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 And we have seen various surcharges on the different alloys of steel that we buy, and so, I think what we're looking at, maybe annualized, would be a PPV -- negative PPV on steel in the $0.25 million or less range, and then, a positive PPV on all other in the $1.25 million, so probably, net, we'll improve by $1 million.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay. Okay. Okay.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 And that's actually been kind of typical the past couple of years.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 I mean, you fight on the steel, but you make progress on everything else.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay. Okay. I've asked in the past -- I -- are you making -- relative to your super sale layouts, shrinking the footprint of the layout from the old batch processing, the whole lean manufacturing, have you made incremental progress, say, the last two quarters this year? Instead of saying where are you guys in the spectrum, how much less do you have to go? It's always an ongoing process. Have you gleaned out some efficiencies within the last six months?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

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Jul 28, 2011 / 01:00PM GMT, RGR - Q2 2011 Sturm Ruger & Co Inc Earnings Conference Call

 Well, I think it's obvious in our gross margin. We have.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay. Okay.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Yes.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay. Thanks, Mike.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Yes. So, I mean, some of that improvement is definitely lean. It's not just all leveraging of fixed cost.

Operator

 Okay, he's been removed from the queue. If you'd like the queue back up with any follow-up, you may. (Operator Instructions). Your next question in line is from Chris Harrell of Capco Asset Management. Chris:

 Chris Harrell  - Capco Asset Management - Analyst

 Good morning.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Good morning, Chris.

 Chris Harrell  - Capco Asset Management - Analyst

 I was wondering if you could give me an update on the LC9, which, I think, launched last quarter. How has it done, compared to, like, the 1911 commented about earlier?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 The guns, like the LCP, the LC9, the SR40 compact, that have come out tend to have a -- much less capital required to produce x number of units than -- when compared to the 1911, and one of the reasons is that they have polymer frames, and there are some, I would call, kind of bent metal stamping parts in them. Whereas, you look at a 1911, and nearly every single part in that gun is machined or wire EMDed or something requiring an expensive piece of capital equipment.

So, to produce x guns, it doesn't take a lot of capital. We get a phenomenal return on that capital, and so, I'm much more willing to take a volume risk when I launch a product like that. So our -- day one capacity for a gun like an LC9 is many multiples of what I was willing to try and risk on an SR1911. And nonetheless, it still exceeded all our expectations, and I've added more capital and increased the volume.

 Chris Harrell  - Capco Asset Management - Analyst

FINAL TRANSCRIPT

Jul 28, 2011 / 01:00PM GMT, RGR - Q2 2011 Sturm Ruger & Co Inc Earnings Conference Call

 Okay.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Whereas, I'm reluctant to do that on a 1911.

 Chris Harrell  - Capco Asset Management - Analyst

 Okay. That makes sense. In terms of new product introduction, the -- I think this quarter may have been a high for you guys with three or four new ones, it seemed like. It seemed like, in the past, it would be, maybe, one a quarter or, maybe, not even one in a quarter, in terms of major introductions. So, the pace seems to have picked up a lot, even as you don't have as many engineers as you might like to have. Is that -- I mean, do you see that continuing to come? Do you have that much, sort of, in the pantry that would continue to come out at this pace?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Well, we operate with a very detailed product plan that we update every quarter, and if everybody hit their target and delivered on time, I would try to have a significant new product every other month. But they don't. They come in batches.

 Chris Harrell  - Capco Asset Management - Analyst

 Yes.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 So, some fall behind. Some -- well, actually, I -- none has ever gone ahead. Some fall behind more than others. And so, sometimes they come in batches, and we've got a few great ones that I'm pretty sure will come out before the end of the year, but I can't promise third quarter or fourth quarter. I don't know.

 Chris Harrell  - Capco Asset Management - Analyst

 Yes. Okay. So, nothing --

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 It just is too hard to read -- too hard to tell. And a lot of times, when the engineers finally turn it over for jury testing, this is when all the professionals are done testing the gun, and then, we go out and get 30 to 50 amateurs -- employees, friends of the Company to shoot it just like a regular end user would shoot it. We learn different things. You'll never get a professional on -- out in the range to limp wrist a handgun, but if your uncle comes and shoots it, he might.

 Chris Harrell  - Capco Asset Management - Analyst

 Yes.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 So, often that really marks almost the halfway point in a product development cycle. We think we're done, and it will be another week, and we'll go in production, but frankly, then, sometimes a few months and another 100,000 rounds, and some more development comes into play. But it really enhances the success of the firearm, once it hits the market.

FINAL TRANSCRIPT

Jul 28, 2011 / 01:00PM GMT, RGR - Q2 2011 Sturm Ruger & Co Inc Earnings Conference Call

 Chris Harrell  - Capco Asset Management - Analyst

 Sure. So, the right interpretation of a bunch of new products this quarter is, really, just kind of coincidence?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Absolutely.

 Chris Harrell  - Capco Asset Management - Analyst

 This just happens to be where they fall. Okay.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Absolutely. Every one of them should have been out a lot sooner.

 Chris Harrell  - Capco Asset Management - Analyst

 Got you. Okay. And then, just a final question for Tom, I guess. Where is the $1 million investment in that private company? I don't see that in the cash flow statement. I was just wondering where that ended up, or was that after the quarter?

 Tom Dineen  - Sturm, Ruger & Company, Inc. - CFO

 It was during the quarter. It's on the balance sheet in the other long-term asset category, and it just fell out in the change in the balance sheet account.

 Chris Harrell  - Capco Asset Management - Analyst

 Okay. All right. Got you. All right. Thanks. That's it.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Thanks, Chris.

Operator

 (Operator Instructions). We do have a follow-up in queue again from Brian Rafn of Morgan Dempsey. Brian?

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Yes, Mike, would you talk a little bit about pricing in the acquisition pipeline? What are seeing (inaudible) multiples of EBITDA? Are prices high? Are prices coming down? Is it static? Kind of give us, maybe, the last 12 months, what you're seeing.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

No, prices are outrageously high. There was a brief period of time when there was a chance, when the PE guys were having trouble getting funded, but as leverage ratios in the PE business have gotten back to stupid levels again, so have the prices. So it's really goofy out there.

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Jul 28, 2011 / 01:00PM GMT, RGR - Q2 2011 Sturm Ruger & Co Inc Earnings Conference Call

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay. Okay. In your discussions, when you guys are looking out, are you probing more for acquisitions on a greenfield basis, in other words, your own people, or are you having bankers bring you deals?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Oh, we're very flexible about where they come from, and we get called all the time by bankers. A fair number of -- if there's an offering memorandum out there, it probably crosses our desk.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay. Okay. What's the total payroll headcount at Ruger now? How many employees?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 The -- I think we're at about 1,200, what we call permanent, and 200, what we call temp, but if a temp sticks around long enough and does a good job, they become a permanent, but there's -- then there's a certain amount of attrition. So that's kind of the ratio we keep, and it's near our recent high. I think we peaked out in '09 -- the summer of '09 at about 1,500, and we're probably, net, down 100 or 150 heads from that.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay. Okay. With your level load manufacturing building inventory, what kind of shifts are you running up at -- in Newport, and how -- what are you running out in Prescott?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 We have three shifts in both plants, but in both plants, it depends on the product line. And then, within the year, the product line staffing may vary -- may go from [two ten] down to [two eight]. It really varies, because -- I'll give you a for example. The Mark III 22 caliber pistols and their derivatives?

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Yes.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 I think we were going absolute crazy gangbusters late last year and through the first two quarters distributor show season, but I expect to be able to let those guys take vacation and have more rational hours and enjoy weekends during the summer. And then, probably somewhere -- Thanksgiving, they'll have to give up weekends and work like the dickens again.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay. Okay. My next question was going to be what are you guys seeing in -- maybe, to now, you've kind of partially answered that, relative to overtime? Extra cycles, weekends, or is that to be anticipated toward the latter half of the year, like you're saying?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

FINAL TRANSCRIPT

Jul 28, 2011 / 01:00PM GMT, RGR - Q2 2011 Sturm Ruger & Co Inc Earnings Conference Call

 There's a lot of overtime going on, but also, we have a workforce that's been around a long time, and a fair number of them are eligible for four or five weeks of vacation, so summer is a challenge.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Yes. Okay. Okay.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 And in places like New Hampshire, where, frankly, they don't want to take any time off the first quarter, or during mud season, they really want to take it off in the summer. So, I said we'll do our best to level load and build inventory, but it'll be a challenge.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay. What are you seeing in salary and wage inflation, and then, can you give me a sense on healthcare benefits and just total benefits?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Nothing dramatic on salary. When we have a good year, we tend to do a weighted average increase of about 3% a year, and they tend to give it back to us in efficiency savings every year, and then some, as you see in our gross margin. So I think that's fair. And a significant portion of compensation, down to the most junior hourly employee, is, in fact, variable comp, and they are -- they were anxiously looking forward to last night's announcement of earnings, so they could find out what their profit sharing will be on Friday, because we give them profit sharing every quarter.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 And it's variable, depending strictly on results. It's actually the same exact amount we pay out in dividends. The two are identical, and so, they're -- they were thrilled when they saw the press release last night, and we'll be holding all hands meetings today to lead the pep rally.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay. You certainly have been very robust in the launch of the compact pistols and revolvers. You had the -- in the long gun area, certainly, the scout rifle. You added the SR556. What -- anything in the long gun area, specifically, in shotguns?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 We do have a shotgun development team. Remember what I said about a year longer than you want?

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Yes. Okay.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Maybe two years longer.

FINAL TRANSCRIPT

Jul 28, 2011 / 01:00PM GMT, RGR - Q2 2011 Sturm Ruger & Co Inc Earnings Conference Call

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay. Okay. Is that -- some of these smaller compacts, Mike, have been, obviously, personal carry defense. It's broadened your horizon, probably, with women and that type of thing. In the long gun area, be it rifles or shotguns, how robust is that core hunter? How -- some of the other things -- the assault rifles -- and some of these assault rifles, obviously, are used in hunting today, but for that -- the standard kind of legacy hunting guy, how will robust is he today in your product line?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 That's a tough call. I think -- NSSF will give you great statistics, but I think hunting licenses have done okay the past couple of years. They haven't really seen a decline, but I think, if you look at the overall long-term trend, what it has been and what it likely will be, it's declining. It's just getting harder and harder. I mean, I look where I am in Connecticut, and it's nearly impossible to go hunting in Connecticut. Whereas, when I first came to Connecticut, as a young submarine officer, 30 some years ago, every place shut down on opening day of deer season, and cars and trucks lined the road, and now, that doesn't happen.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Yes. Okay. Okay.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 So -- regardless of what it is today, long-term, we should all assume it's declining, because it's just getting too hard, especially in the coastal parts of the States or anywhere where it's -- there's a large population -- high population density. Those open lands are going away.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Yes. Yes. Let me ask you -- Wisconsin just passed the private carry -- or, concealed carry. Do you notice in any specific state that goes to that -- and we haven't probably had a lot in the past. But on that political conversion, do you see more gun sales in that type of a state?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 We have not tracked it that way, but we're all looking enthusiastically forward to it, and, as your good common sense tells you, it'll probably happen. That's what we think, too.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay. All right. And then, in the $15 million CapEx, how much of that would be maintenance, Mike?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 I'd say, roughly, two-thirds is probably oriented to new products or capacity on a recent new product that just blew us away, and no more than a third is on the status quo.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay. And then, one final one on the -- kind of, the lean manufacturing, shrinking the footprint with your super sells and that type of thing, how are you on the total footprint, up in New Hampshire or out in Prescott, relative to four wall capacity? Might you be set, relative to buildings and square footage, for the next five to eight years, or something shorter than that, before you have to expand?

FINAL TRANSCRIPT

Jul 28, 2011 / 01:00PM GMT, RGR - Q2 2011 Sturm Ruger & Co Inc Earnings Conference Call

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 We've got plenty of empty square feet. In fact, we shrunk -- we got rid of at least two-thirds of the [Door] building. We basically plowed it under and planted a nice good field. We got plenty of room. I hope we run out, but we've got plenty of room.

 Brian Rafn  - Morgan Dempsey Capital - Analyst

 Okay. Thanks, Mike.

Operator

 (Operator Instructions). And you have a follow-up question from Chris Harrell of Capco Asset Management. Chris?

 Chris Harrell  - Capco Asset Management - Analyst

 Hey, just a follow-up question on expenses and related to profit sharing. The SG&A costs are running a little bit higher this year, and I was just wondering, is that driven by the profit sharing, or will there be -- expect some continued escalation in those costs, as the business grows, or do you feel like that part of it will not grow as much?

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 There are three factors that appear in SG&A. The first, and by far, the most significant, would be share based compensation. We concluded we have a really good team put together here, and there was a significant effort on the part of competitors to steal a bunch of our key people. And so, we did kind of a onetime five year equity program -- retention shares, and so, we are expensing those retention shares, and that's largely driving the compensation component of that.

And that might expand a little bit, but I don't think it will be particularly noticeable as a percentage of sales. We still -- we did the (inaudible) first layer of Company management, but now we're going to take a harder look down below and make sure we tie up some folks we don't want to lose. And then -- I lost my train of thought, guys. I'm sorry. Yes, there are --

 Chris Harrell  - Capco Asset Management - Analyst

 Just the SG&A -- the couple other drivers.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Yes. Oh, one other thing we discovered is that we were coming out with new products at a rate that was very hard to keep up with for advertising. We'd -- basically, our ad budget wasn't growing anywhere near as fast as our new product introductions. And so, we finally bit the bullet, and we increased our ad budget by 50% this year, so we would have some money in the kitty every time a new product came out, so we could tell people about it. So that's a factor.

And then, our Million Gun Challenge -- you can -- I'm very hopeful that will cost us a million bucks on the SG&A line.

 Chris Harrell  - Capco Asset Management - Analyst

 Okay. Yes. Well, as far as compensation goes, you guys definitely deserve it. Thanks.

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

FINAL TRANSCRIPT

Jul 28, 2011 / 01:00PM GMT, RGR - Q2 2011 Sturm Ruger & Co Inc Earnings Conference Call

 Thank you.

 Tom Dineen  - Sturm, Ruger & Company, Inc. - CFO

 Thank you.

Operator

 Thank you. (Operator Instructions)

 Michael O. Fifer  - Sturm, Ruger & Company, Inc. - President, CEO

 Gentlemen, ladies, I want to thank you for joining us for the conference call today. I know I -- it's sometimes frustrating when I can't really answer the real forward-looking questions, and I hope our disclosures are getting better each quarter. We do try to take note of the questions and try to address them in the next public filing.

So I enjoy your questions very much, but hopefully, they'll get a little shorter each quarter, as we continue to address them right up front. But thank you very much for joining us and for supporting Ruger. Good day.

Operator

 Thank you, sir. Ladies and gentlemen, you may now disconnect your lines. Have yourself a wonderful day.

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